Exhibit 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4620

(775) 684-6708

Website:  www.nvsos.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20090753411-22
Filing Date and Time 10/23/2009 12:30 PM
Entity Number E0365712008-7

CERTIFICATE OF AMENDMENT (Pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:     AMERICA'S DRIVING RANGES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1.

NAME of Corporation:  U.S. NATURAL NUTRIENTS AND MINERALS, INC.

2.    SHARES:  Number of Common Shares with par value:  300,000,000 Par Value per share $0.001

           Number of Preferred Shares with par value:    50,000,000 Par Value per share $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  4,844,500

4. Effective date of filing: (optional)

10/26/2009

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/Dennis Cullison

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the avobe information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.